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                                                                    Exhibit 99.1

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT
                                      AND
                      TERMINATION OF OPERATIONS AGREEMENT
                      -----------------------------------

     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT AND TERMINATION OF OPERATIONS AGREEMENT (this "Amendment and Termination") is made as of June 25, 1998, by and among Market Growth Resources, Inc.(formerly MGR Holdings Co.), a Delaware corporation ("Buyer") True North Communications Inc., a Delaware corporation ("True North"), 10-20 Corporation. ("Seller") and John D. Block, W. Weston Bray, Michael H. Goodman and Michael W. Jardon (individually a "Stockholder" and collectively, the "Stockholders").

     WHEREAS, Buyer, True North, Seller and the Stockholders are parties to an Asset Purchase Agreement, dated as of November 16, 1995 (the "Asset Purchase Agreement");

     WHEREAS, pursuant to Section 13.7 of the Asset Purchase Agreement, the parties desire to amend certain provisions thereof;

     WHEREAS, Buyer, Seller and the Stockholders are parties to an Operations Agreement, dated as of November 16, 1995 (the "Operations Agreement");

     AND WHEREAS, the parties desire to terminate the Operations Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

     1.   Amendments to Asset Purchase Agreement.

          (a) Section 4.6(c) of the Asset Purchase Agreement is hereby deleted in its entirety and the following inserted in place thereof:

               "(c) In addition to Buyer's obligations under Section 4.6(a) above, Buyer shall pay or (in the case of subsection (ii), issue and deliver) to Seller (i) on July 1, 1998, $6,597,000 in cash, (ii) on July 1, 1998, 111,438 shares of common stock, $.33-1/3 par value, of True North (the "Shares") in the name of Seller and (iii) on July 1, 1999, $3,298,000 in cash plus interest thereon (calculated from July 1, 1998 until the date of payment) at a rate of 8% per annum, compounded quarterly."

          (b) Section 4.6(f) of the Asset Purchase Agreement is hereby deleted in its entirety.

          (c) Section 13.4 of the Asset Purchase Agreement is hereby deleted in its entirety and the following inserted in place thereof:

               "13.4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered and received when delivered personally (which shall be deemed to include delivery via express courier such as Fed Ex) or three days after having been sent by registered or certified mail addressed as follows:

                    If to Buyer, to:

                    Market Growth Resources, Inc.
                    40 West 23rd Street
                    New York, New York 10010
                    Attention: Valentine J. Zammit
                    Facsimile: (212) 727-1739

                    with a copy to:

                    True North Communications Inc.
                    101 East Erie
                    Chicago, Illinois 60611
                    Attention: Assistant General Counsel
                    Facsimile: (312) 425-6589

                    If to True North, to the address and person set forth above.

                    If to Seller, to:

                    10-20 Corporation
                    c/o Mickey Goodman
                    51 West Mountain
                    Ridgefield, CT 06877
                    Facsimile: (203) 438-6288

                    with a copy to:

                    Epstein, Becker & Green
                    250 Park Avenue
                    New York, NY 10177
                    Attention: Lowell Lifschultz
                    Facsimile: (212) 661-0989

                    If to any Stockholder, to:

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                    Michael H. Goodman
                    51 West Mountain
                    Ridgefield, CT 06877
                    Facsimile: (203) 438-6288

                    Michael W. Jardon
                    334 Lost District Drive
                    New Canaan, CT 06840

                    John D. Block
                    8 Patchen Lane
                    Weston, CT 06883

                    W. Weston Bray
                    231 Cannon Road
                    Wilton, CT 06897
                    Facsimile: (203) 761-0105

                    With a copy in each case to Epstein Becker & Green as aforesaid.

               or to such other address as such party (or its designated additional notice recipient) may indicate by a notice delivered to the other party hereto."

     2. Payment Pursuant to Section 4.6(c) of the Asset Purchase Agreement. On the date hereof, (i) Buyer shall deliver to Seller the payment required to be paid pursuant to Section 4.6(c)(i) of the Asset Purchase Agreement, as amended hereby, by wire transfer of immediately available funds to the account of 10-20 Corporation, Chase Manhattan Bank, Wilton Branch, 33 Old Ridgefield Road, Wilton, Connecticut 06897, ABA #021 000 021, Account: 10-20 Corporation, Account #910-274-1700, Contact: Dennis McCarthy (203) 382-6349 and (ii) True North shall issue and deliver to Seller the shares required to be delivered pursuant to Section 4.6(c)(ii) of the Asset Purchase Agreement, as amended hereby.
Unless otherwise instructed by Seller, Buyer will also wire the sum to be paid pursuant to Section 4.6(c)(iii) to the same account.

     3. Restriction on Transfer of Shares; Registration of Shares. In addition to any restrictions imposed upon Seller and its transferees by any securities laws or regulations, Seller hereby agrees that it will not sell, assign, pledge, transfer or otherwise convey any of the shares issued pursuant to Section 4.6(c)(ii) of the Asset Purchase Agreement, as amended hereby, prior to January 1, 1999. Following the date hereof, True North agrees to use its best efforts to accomplish the following prior to January 1, 1999: (a) cause the resale of such Shares to be registered under the Securities Act of 1933, as amended (until the earlier of July 1, 1999 and the date on

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

which all of the Shares have been sold thereunder) and listed on the New York Stock Exchange for trading and (b) in connection with the foregoing, provide to Seller any items (including a prospectus), and do and perform such other acts and things, as may be required to allow Seller to trade the Shares on the New York Stock Exchange. In the event that, on or before January 1, 1999, True North shall not have succeeded in accomplishing the matters set forth in (a) and (b) above (and notified Seller thereof), (i) Buyer shall pay to Seller (by wire transfer of immediately available funds to the account set forth in Section 2, unless otherwise instructed by Seller), on or before January 5, 1999, $3,298,000 plus interest thereon at a rate of 8% per annum, compounded quarterly, from the date hereof up to and including the date of payment and (ii) Seller shall surrender the Shares, free and clear of any liens, pledges or other encumbrances, to Buyer.

     4. Ratification. Each party ratifies and confirms its obligations under the Asset Purchase Agreement as amended hereby and the effectiveness of the Asset Purchase Agreement as amended hereby.

     5. Reference in Other Documents. References to the Asset Purchase Agreement in any other document shall be deemed to include a reference to the Asset Purchase Agreement, as amended by this Amendment and Termination, whether or not reference is made to this Amendment and Termination.

     6. Termination of Operations Agreement. The Operations Agreement is hereby terminated in its entirety and shall be of no further force or effect. The parties thereto hereby waive any claims they may have now or in the future under the Operations Agreement, whether currently known or unknown. As of the date hereof and thereafter, all employees of Buyer (other than the Stockholders whose bonus arrangements are addressed in their employment agreements) may, at the option of True North, be eligible to receive benefits under the True North Incentive Compensation Plan.

     7. Severability. Any provision of this Amendment and Termination which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     8. Headings. The headings of subdivisions in this Amendment and Termination are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment and Termination.

     9. Governing Law. This Amendment and Termination shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflicts of law.

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

     10. Counterparts. This Amendment and Termination may be executed upon any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when together, shall constitute one and the same agreement.

     11. Entire Agreement. This Amendment and Termination contains the entire understanding of the parties with respect to the subject matter contained herein and supersedes all prior arrangements or understandings with respect thereto.

     12. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment and Termination shall not be effective unless and until the payment and shares required to be paid and delivered on July 1, 1998 shall have been delivered in accordance with Sections 1(a) and 2(a) hereof.

                                 *  *  *  *  *

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and
Termination to be executed the day and year first written above.

                                 Market Growth Resources, Inc.

                                 By:
                                     ------------------------------------

                                 Name:
                                       ----------------------------------

                                 Title:
                                        ---------------------------------

                                 True North Communications Inc.

                                 By:
                                     ------------------------------------

                                 Name:
                                       ----------------------------------

                                 Title:
                                        ---------------------------------

                                 10-20 Corporation

                                 By:
                                     ------------------------------------

                                 Name:
                                       ----------------------------------

                                 Title:
                                        ---------------------------------


                                        ---------------------------------
                                        John D. Block

                                        ---------------------------------
                                        W. Weston Bray

                                        ---------------------------------
                                        Michael H. Goodman

                                        ---------------------------------
                                        Michael W. Jardon



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